Exhibit 5.3

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5398 414.297.5619 TEL 414.297.4900 FAX www.foley.com

August 25, 2020

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Sturm Foods, Inc., a Wisconsin corporation (“Sturm”), in connection with the preparation and filing by TreeHouse Foods, Inc., a Delaware corporation (the “Company”), of the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company, Sturm, Bay Valley Foods, LLC, a Delaware limited liability company (“BVF”), S.T. Specialty Foods, Inc., a Minnesota corporation (“S.T. Foods”), and other subsidiaries of the Company as may become guarantors under the Indentures (as defined below) from time to time in accordance with the respective terms thereof (together with BVF, Sturm and S.T. Foods, the “Subsidiary Guarantors”), as applicable:

(i)	shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);

(iii)

senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a form of Senior Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”) to be entered into by and among the Company, and, to the extent that the Senior Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the trustee (the “Trustee”);

(iv)

subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company, and, to the extent that the Subordinated Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the Trustee;

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

August 25, 2020

(v)	guarantees of the Debt Securities issued by the Subsidiary Guarantors (the “Guarantees”);

(vi)	warrants to purchase the Debt Securities, the Common Stock and the Preferred Stock (the “Warrants”);

(vii)	subscription rights to purchase the Debt Securities, the Preferred Stock, the Common Stock or other securities (the “Subscription Rights”);

(viii)	stock purchase contracts for the purchase of shares of the Common Stock (the “Stock Purchase Contracts”); and

(ix)

stock purchase units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units” and together with the Common Stock, the Preferred Stock, the Warrants, the Debt Securities, the Guarantees, the Subscription Rights and the Stock Purchase Contracts, the “Securities”).

We are members of the Bar of the State of Wisconsin, and we have not considered, and do not express any opinion as to, the laws of any jurisdiction other than the Wisconsin Business Corporation Law as in effect on the date hereof and we do not express any opinion as to the effect of any other laws on the opinion stated herein. Without limiting the generality of the foregoing limitations (and without expanding in any way any of the opinions that are set forth in this letter), we express no opinion regarding the legality, validity, binding effect or enforceability of the Guarantees, any of the other Securities or any other agreement or document.

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of, (i) the articles of incorporation of Sturm, as in effect on the date hereof, (ii) the Third Amended and Restated Bylaws of Sturm, as in effect on the date hereof, (iii) the Registration Statement and (iv) the Indentures. We have also examined originals, or copies certified to our satisfaction, of such corporate records of Sturm and other instruments, certificates of public officials and representatives of Sturm and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that each of the Company, BVF, and S.T. Foods is and will remain duly organized, validly existing and in good standing under applicable state law.

August 25, 2020

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto, (iii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (iv) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1

Sturm is a corporation validly existing under the laws of the State of Wisconsin, has filed its most recent required annual report and has not filed articles of dissolution with the Wisconsin Department of Financial Institutions.

2	Sturm has the corporate power to enter into, and perform its obligations under, the Guarantees.

The opinions expressed herein are subject in all respects to the following additional assumptions, qualifications, limitations, conditions and exclusions:

1.

We express no opinion as to any of the Securities or any document or agreement other than the Guarantees. With respect to the Guarantees, we express no opinion as to the due authorization, execution, and delivery or as to the validity, binding effect or enforceability of the Guarantees.

2.	In rendering the opinions set forth in Paragraph 1 above, we have relied solely upon a certificate of the Wisconsin Department of Financial Institutions dated August 21, 2020.

3.

We have assumed that the terms of the Guarantees and the other Securities and of their issuance and sale, as applicable, will be duly established in conformity with the Indentures and reflected in appropriate documentation and, if applicable, executed and delivered by each party thereto, so as not to violate, conflict with or constitute or result in a breach under (a) any applicable law or public policy, (b) the organizational documents of the issuer thereof or (c) any agreement or instrument binding upon such issuer, and so as to comply with any requirement or restrictions imposed by any court or governmental body having jurisdiction over such issuer or applicable law or public policy.

4.

With respect to the Guarantees, we have assumed that Sturm will receive adequate and sufficient consideration therefor, and such Guarantees will constitute valid and legally binding obligations of Sturm enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent or voidable transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

August 25, 2020

5.	We have assumed that the final form of the Guarantees and all other documents for the Securities will not have any material differences from those customarily used in transactions of this type.

This opinion is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

This opinion has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, or used, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us as local counsel under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act. In addition, we consent to Winston & Strawn LLP’s reliance as to matters of Wisconsin law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantees, but only to the extent of the opinions specifically set forth herein. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP